Exhibit 16.1

[Grant Thornton LLP Letterhead]

April 7, 2004

Office of the Chief Accountant

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, DC 20549

RE:	Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico

File number 001-03344

Ladies and Gentlemen:

We have read Item 4 of the Form 8-K of the Sara Lee Corporation Personal Products Retirement Savings Plan of Puerto Rico dated April 6, 2004 and agree with the statements concerning our firm contained therein.

Very truly yours,

/s/ Grant Thornton LLP

Grant Thornton LLP